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                       Securities and Exchange Commission
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                      FEBRUARY 17, 2000 (JANUARY 27, 2000)



                           SYNAGRO TECHNOLOGIES, INC.
                          (Exact name of registrant as
                            specified in its charter)



   DELAWARE                          0-21054                     76-0511324
(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)                Identification
 incorporation)                                                   Number)


                             1800 BERING, SUITE 1000
                              HOUSTON, TEXAS 77057
              (Address of principal executive offices and zip code)


                                 (713) 369-1700
                         (Registrant's telephone number,
                              including area code)



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ITEM 5.  OTHER EVENTS

      On January 27, 2000, Synagro Technologies, Inc., a Delaware corporation ("Synagro"), entered into three related financing transactions consisting of equity, subordinated indebtedness and senior secured indebtedness (collectively, the "Financing Transactions"). The equity component of the Financing Transactions ("Equity Financing") was entered into pursuant to the terms of the Purchase Agreement ("Purchase Agreement") with GTCR Fund VII, L.P. ("GTCR Fund"), a copy of which is attached hereto as Exhibit 2.1. The subordinated debt component of the Financing Transactions ("Subordinated Debt Financing") was entered into pursuant to the terms of the Senior Subordinated Loan Agreement ("Subordinated Loan Agreement") with GTCR Capital Partners, L.P. ("GTCR Capital"), a copy of which is attached hereto as Exhibit 2.2. The senior secured debt component of the Financing Transactions ("Senior Debt Financing") was entered into pursuant to the terms of the Amended and Restated Senior Credit Agreement with Bank of America, N.A., Canadian Imperial Bank of Commerce, and certain other lenders ("Senior Credit Agreement"), a copy of which is attached hereto as Exhibit 2.3.

      The detailed terms of the Financing Transactions are contained in the Purchase Agreement, the Subordinated Loan Agreement and the Senior Credit Agreement, which are attached as exhibits hereto, and are incorporated herein by reference. The following discussion sets forth a description of the material terms of the Purchase Agreement, the Subordinated Loan Agreement and the Senior Credit Agreement. The description herein is qualified in its entirety by reference to the Purchase Agreement, the Subordinated Loan Agreement and the Senior Credit Agreement.

Equity Financing

       Terms of Purchase Agreement

       Pursuant to the terms of the Purchase Agreement, GTCR Fund agreed to provide up to $125 million in equity financing to fund acquisitions and for certain other uses, in each case as approved by the Board of Directors of Synagro and GTCR Fund ("Approved Use"). Prior to the date of this Current Report, Synagro has issued 17,778.224 shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock") and 2,641.176 shares of Series D Convertible Preferred Stock (the "Series D Preferred Stock") pursuant to the terms of the Purchase Agreement. Synagro may issue an additional 104,580.6 shares of convertible preferred stock to GTCR Fund for an Approved Use under the terms of the Purchase Agreement.

       If Synagro desires additional funds from GTCR Fund under the terms of the Purchase Agreement, Synagro shall submit a request to GTCR Fund specifying the proposed use. GTCR Fund is under no obligation to approve the request, and if it is denied, Synagro may proceed with an acquisition only if it is permitted under the covenants discussed below. If, however, GTCR Fund approves the request, Synagro may issue up to an additional 104,580.6 shares of convertible preferred stock at a price of $1,000 per share (such amounts to be adjusted from time to time as a result of stock dividends, stock splits, recapitalization and similar events). In connection with each such purchase, the Board shall designate a series of convertible preferred stock that has identical terms as Series D Preferred Stock, but with a conversion price mutually agreed upon by the Board and the majority holders of outstanding


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preferred stock, taking into account, among other things, an assumed equity value for Synagro equal to the result of (i) seven multiplied by Synagro's earnings before interest, taxes and amortization minus (ii) Synagro's outstanding indebtedness.

         In order to consummate a subsequent purchase under the terms of the Purchase Agreement, the representations and warranties of Synagro set forth in the Purchase Agreement must be true and correct in all material respects. Further, no default or event of default may exist as of the date of such subsequent purchase or would result from the consummation of the borrowings by Synagro under the Subordinated Loan Agreement. In addition, GTCR Capital shall have loaned (or will loan concurrently with the funding of the subsequent purchase) to Synagro pursuant to the Subordinated Loan Agreement an amount equal to the purchase price for the convertible preferred stock being purchased by GTCR Fund. Finally, GTCR Fund must receive standard closing documents in form and substance acceptable to GTCR Fund.

         Terms of Preferred Stock

         The following is a summary of the preferences, powers and rights of the Series C Preferred Stock set forth in the Certificate of Designations, Preferences and Rights of the Series C Preferred Stock, which was filed with the Secretary of State of the State of Delaware on January 26, 2000 ("Series C Certificate of Designation"), and the Series D Preferred Stock set forth in the Certificate of Designations, Preferences and Rights of the Series D Preferred Stock, which was filed with the Secretary of State of the State of Delaware on January 26, 2000 ("Series D Certificate of Designation"). The summary is qualified in its entirety by reference to the full text of the Series C Certificate of Designation and the Series D Certificate of Designation, which are attached hereto as Exhibits 2.4 and 2.5 respectively.

         As set forth below, the designations, preferences and rights of the Series C Preferred Stock are identical to the Series D Preferred Stock with respect to priority, liquidation, dividends, redemption and events of non-compliance. The sole differences between Series C Preferred Stock and Series D Preferred Stock relate to number of authorized shares, voting rights and conversion. Unless otherwise indicated, Series C Preferred Stock and Series D Preferred Stock shall be referred to collectively as "Preferred Stock."

         Number of Authorized Shares. The number of authorized shares of Series C Preferred Stock is 30,000. The number of authorized shares of Series D Preferred Stock is 32,000.

         Priority. With respect to dividends and distributions upon liquidation, dissolution and winding-up of Synagro, the Preferred Stock is senior to the Common Stock or any other equity securities of Synagro.

         Liquidation. The liquidation value of each share of Preferred Stock is $1,000 per share ("Liquidation Value"). Upon any liquidation, dissolution or winding up of Synagro (whether voluntary or involuntary), each holder of Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any equity securities of Synagro other than Preferred Stock ("Junior Securities"), an amount in cash equal to the aggregate Liquidation Value of all shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Preferred


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Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of Synagro, Synagro's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available to be distributed to Synagro's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Preferred Stock held by each such holder.

         Dividends. Dividends on each share of the Preferred Stock shall accrue on a daily basis at the rate of 8% per annum on aggregate Liquidation Value of the shares, plus all accumulated and unpaid dividends thereon from and including the date of issuance of such share. Dividends shall continue to accrue until the first to occur of (a) the date on which the Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of Synagro or the redemption of such share by Synagro, (b) the date on which such share is converted (provided that accrued and unpaid dividends on converted shares of Series C Preferred Stock will continue to accrue with respect to the resulting shares of Series D Preferred Stock), or (c) the date on which such share is otherwise acquired by Synagro. Accrued and unpaid dividends shall accumulate on a quarterly basis. So long as any shares of Preferred Stock remain outstanding, without the prior written consent of the holders of a majority of the outstanding such shares, Synagro shall not directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities.

         Voting Rights of Series C Preferred Stock. Except as otherwise required by applicable law, the Series C Preferred Stock shall have no voting rights; provided that each holder of Series C Preferred Stock shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

         Voting Rights of Series D Preferred Stock. At any time that the holders of the Series D Preferred Stock, together with any other series of convertible preferred stock that may be subsequently issued under the Purchase Agreement (collectively, "Convertible Preferred Stock") hold less than a majority of the outstanding Common Stock (assuming conversion of the Convertible Preferred Stock), or, if such holders own a majority of such shares, until the first meeting following the attainment of majority ownership (a "Majority Ownership Event"), such holders shall be entitled to vote separately as a single class to the exclusion of all other classes of Synagro's capital stock, with each share of Convertible Preferred Stock entitled to one vote, to elect a pro rata share of the Board based on such holders' ownership percentage of Common Stock (assuming conversion of the Convertible Preferred Stock, but excluding Common Stock actually held by such holders), to serve on the Board until their successors are duly elected by the holders of the Convertible Preferred Stock or they are removed from office (with or without cause) by the holders of the Convertible Preferred Stock. In determining such pro rata share, fractional numbers of directors less than 0.5 shall be rounded down and fractional numbers of directors equal to or greater than 0.5 shall be rounded up to the next whole director; provided that if such holders have the right to elect in excess of two directors but less than three directors, fractional numbers of directors less than 0.64 shall be rounded down and fractional numbers of directors equal to or greater than 0.64 shall be rounded up to the next whole director. Furthermore, until the occurrence of a Majority Ownership Event, the holders of the Convertible Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with Synagro's bylaws, and except in the


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election of directors and as otherwise required by applicable law, the holders of the Convertible Preferred Stock shall be entitled to vote together with the holders of the Common Stock voting together as a single class on all matters (i) submitted to the stockholders for a vote and (ii) to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting, in each case with each share of Common Stock entitled to one vote per share and each share of Convertible Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Convertible Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

         Following the occurrence of a Majority Ownership Event, the holders of Convertible Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with Synagro's bylaws, and except as otherwise required by applicable law, the holders of the Convertible Preferred Stock shall be entitled to vote together with the holders of the Common Stock voting together as a single class on all matters (including the election of directors) (i) submitted to the stockholders for a vote and (ii) to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting, in each case with each share of Common Stock entitled to one vote per share and each share of Convertible Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Convertible Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

         Conversion of Series C Preferred Stock. A holder of Series C Preferred Stock may convert all or any portion of the Series C Preferred Stock (including any fraction of a share) held by such holder into an identical number of shares of Series D Preferred Stock; provided that a conversion of shares of Series C Preferred Stock cannot take place until the later of (a) the date that is 21 calendar days after the date that an information statement is delivered to the stockholders of Synagro, and (b) the date upon which the waiting period for the filing made by Synagro on February 15, 2000, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expires or is terminated. All accrued dividends which have not been paid prior to the conversion of shares of Series C Preferred Stock shall continue to accrue and shall be obligations with respect to the converted shares of Series D Preferred Stock. Synagro is required to maintain a reserve of shares of Series D Preferred Stock for issuance upon conversion of the Series C Preferred Stock.

         In the event that there is a recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of Synagro's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock ("Organic Change"), then prior to the consummation of such transaction, Synagro must make appropriate provisions to insure that each of the holders of Series C Preferred Stock shall thereafter have the right to acquire and receive such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series C Preferred Stock immediately prior to such Organic Change. Synagro may not effect any such consolidation, merger or sale, unless prior to the consummation of the transaction, the successor entity resulting from consolidation or merger or

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the entity purchasing such assets assumes, in writing, the obligation to deliver to each such holder such shares of stock, securities or assets as such holder may be entitled to acquire.

         Conversion of Series D Preferred Stock. At any time and from time to time, any holder of Series D Preferred Stock may convert all or any portion of the Series D Preferred Stock (including any fraction of a share) held by such holder, and to the extent elected by such holder, any accrued and unpaid dividends thereon, into a number of shares of Common Stock computed by dividing
(i) the sum of (a) the number of shares to be converted multiplied by the Liquidation Value and (b) the amount of such accrued and unpaid dividends by
(ii) the Conversion Price (as defined below) then in effect. The initial conversion price shall be $2.50 per share; provided that in order to prevent dilution, the Conversion Price may be adjusted in accordance with the terms of the Series D Certificate of Designation for certain issuances of Common Stock, options, warrants, convertible securities or other equity securities at a price less than the current market price (but excluding the issuances of Preferred Stock or Warrants). The Series D Certificate of Designation provides for similar conversion rights upon an Organic Change as the Series C Certificate of Designation.

         Redemption. Shares of Preferred Stock are subject to mandatory redemption by Synagro on January 26, 2010, at a price per share equal to the Liquidation Value thereof (plus accrued and unpaid dividends). Further, upon the consent of the holders of a majority of the outstanding shares of Preferred Stock, Synagro may redeem all or any portion of the shares of Preferred Stock at any time prior to the mandatory redemption date at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends).

         If a Change in Ownership (as defined below) has occurred, Synagro has entered into a written agreement with respect to a Change in Ownership or Synagro obtains a written proposal for a Change in Ownership, Synagro must give prompt written notice of such Change in Ownership to each holder of Preferred Stock, and Synagro shall give each holder of Preferred Stock prompt written notice of any subsequent material change in the terms or timing of such transaction. The holder or holders of a majority of the Preferred Stock then outstanding may require Synagro to redeem all or any portion of the Preferred Stock owned by such holders at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends) by giving written notice to Synagro of such election prior to the later of (i) 10 days after receipt of written notice from Synagro and (ii) 10 days prior to the consummation of the Change in Ownership (the "Expiration Date"). Synagro shall give prompt written notice of any such election to all other holders of Preferred Stock within five days after the receipt thereof, and each such holder shall have until the later of the Expiration Date or five days after receipt of such second notice to request redemption hereunder (by giving written notice to Synagro) of all or any portion of the Preferred Stock owned by such holder. Upon receipt of such elections, Synagro shall be obligated to redeem the aggregate number of shares specified therein on the later of (y) the occurrence of the Change in Ownership or (z) five days after Synagro's receipt of such elections. If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded and Synagro shall have no liability in connection therewith. The term "Change in Ownership" means any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by Synagro or any holders thereof which results in any person or group of persons (as the term "group" is used under the Securities


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Exchange Act of 1934), other than the holders of Common Stock and Preferred
Stock as of January 27, 2000, owning more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances.

         If Synagro enters into a written agreement providing for a Fundamental Change (as defined below), Synagro shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Preferred Stock, and Synagro shall give each holder of Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the shares then outstanding may require Synagro to redeem all or any portion of the Preferred Stock owned by such holders at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to Synagro of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from Synagro. Synagro shall give prompt written notice of such election to all other holders of Preferred Stock (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to Synagro) of all or any portion of the Preferred Stock owned by such holder. Upon receipt of such elections, Synagro shall be obligated to redeem the aggregate number of shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded and the Corporation shall have no liability in connection therewith. The term "Fundamental Change" means (a) any sale or transfer of more than 50% of the assets of Synagro and its subsidiaries on a consolidated basis in any transaction or series of transactions (other than sales in the ordinary course of business consistent with past practice) and (b) any merger or consolidation to which Synagro is a party, except for a merger in which Synagro is the surviving corporation, the terms of the Preferred Stock are not changed and the Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of Synagro's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Board immediately prior to the merger shall continue to own Synagro's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board.

         Events of Noncompliance. The Series C and Series D Certificates of Designation define an "Event of Noncompliance" as the following: (i) Synagro fails to make any required redemption payment with respect to the Preferred Stock, whether or not such payment is legally permissible or is prohibited by any agreement to which Synagro is subject; (ii) Synagro breaches or otherwise fails to perform or observe certain covenants or agreements set forth in the respective Certificate of Designation or in the Purchase Agreement; (iii) any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Preferred Stock pursuant to the Purchase Agreement, or any information contained in writing required to be furnished by Synagro or any subsidiary to any holder of Preferred Stock, is false or misleading; (iv) Synagro or any subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due or is involved in certain bankruptcy or similar insolvency proceedings, as more thoroughly discussed in the respective Certificates of Designation; (v) a judgment in excess of $1,000,000 is rendered against Synagro


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or any subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; (vi) there is an acceleration of the maturity of any debt for borrowed money of Synagro or any subsidiary (whether by having become due and payable by its terms or by having been declared due and payable prior to its stated maturity) or any payment default or defaults aggregating more than $2,000,000 under the terms applicable to any debt of Synagro or any subsidiary (subject to any applicable grace period), whether by acceleration or otherwise; or (vii) Synagro or any of its subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business for more than 15 days.

         If an Event of Noncompliance has occurred and is continuing and has not been cured within 45 days after Synagro has received written notice thereof from a majority of the holders of Preferred Stock, the dividend rate on the Preferred Stock shall increase immediately by an increment of two percentage points. Any such increase of the dividend rate shall terminate as of the close of business on the date on which no Event of Noncompliance exists.

         If an Event of Noncompliance (other than an Event of Noncompliance related to bankruptcy or insolvency of Synagro) has occurred and is continuing, and has not been cured within 45 days after Synagro has received written notice thereof from a majority of the holders of Preferred Stock, the holder or holders of a majority of the Preferred Stock then outstanding may demand (by written notice delivered to Synagro) immediate redemption of all or any portion of the Preferred Stock owned by such holder or holders at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends). Synagro shall give prompt written notice of such election to the other holders of Preferred Stock (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Preferred Stock by giving written notice thereof to Synagro within seven days after receipt of Synagro's notice.

         If an Event of Noncompliance related to the bankruptcy or insolvency of the Company has occurred, all of the shares of Preferred Stock then outstanding shall be subject to immediate redemption by Synagro (without any action on the part of the holders) at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends). Synagro shall immediately redeem all shares of Preferred Stock upon the occurrence of such Event of Noncompliance.

         If any Event of Noncompliance related to failure by Synagro to make a required redemption payment has occurred and is continuing, and has not been cured within 45 days after Synagro has received written notice thereof from a majority of the holders of Preferred Stock, the number of directors constituting the Board shall, at the request of a majority of the Preferred Stock then outstanding, be increased by one member, and the holders of Preferred Stock shall have the special right, voting together as a single class (with each share being entitled to one vote) and to the exclusion of all other classes of Synagro's stock, to elect an individual to fill such newly created directorship, to fill any vacancy of such directorship and to remove any individual elected to such directorship. The newly created directorship shall constitute a separate class of directors, and the director elected by the holders of the Preferred Stock shall be entitled


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to cast a number of votes on each matter considered by the Board (including for purposes of determining the existence of a quorum) equal to the sum of the number of votes entitled to be cast by all of the other directors plus one. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate.

         Registration Rights Agreement

         In accordance with the Purchase Agreement and the Subordinated Loan Agreement, Synagro entered into a Registration Rights Agreement with GTCR Fund and GTCR Capital on January 27, 2000 ("Registration Rights Agreement"), a copy of which is attached hereto as Exhibit 2.6. For purposes of the Registration Rights Agreement, the term "Registerable Securities" is defined as (i) any Common Stock issued or issuable upon conversion of the Preferred Stock (A) issued pursuant to the Purchase Agreement or (B) issued or issuable upon exercise of the Warrants, and (ii) any other shares of Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation, or other reorganization. The Registration Rights Agreement also sets forth certain instances in which shares will cease to be Registerable Securities.

         Demand Registrations. Subject to certain restrictions set forth in the Registration Rights Agreement, the holders of a majority of the Registerable Securities may request registration under the Securities Act of all or any portion of their Registerable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), or on Form S-2 or S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration ("Short-Form Registrations"), if available. All such registrations are referred to as "Demand Registrations." Each request for a Demand Registration shall specify the approximate number of Registerable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, Synagro shall give written notice of such requested registration to all other holders of Registerable Securities and shall include in such registration all Registerable Securities with respect to which Synagro has received written requests for inclusion therein within 15 days after the receipt of Synagro's notice. In the case of an underwritten offering, Synagro shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval of the holders of a majority of the Registerable Securities included in such Demand Registration, which approval shall not be unreasonably withheld.

         Pursuant to the terms of the Registration Rights Agreement, the holders of Registerable Securities shall be entitled to request two Long-Form Registrations plus one additional Long-Form Registration for each additional $25 million invested in Synagro (either on one or multiple occasions) through the purchase of Convertible Preferred Stock pursuant to the Purchase Agreement, in which Synagro shall pay all registration expenses. All Long-Form Registrations shall be underwritten registrations.



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         In addition to the Long-Form Registrations, the holders of Registerable
Securities shall be entitled to request an unlimited number of Short-Form Registrations in which Synagro shall pay all Registration Expenses; provided, however, that all Short-Form Registrations shall be for a minimum of $10 million of Registerable Securities, based on the anticipated per share price range for such offering. Demand Registrations shall be Short-Form Registrations whenever Synagro is permitted to use any applicable short form. Synagro shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registerable Securities.

         Synagro shall not include in any Demand Registration any securities which are not Registerable Securities without the prior written consent of the holders of a majority of the Registerable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise Synagro in writing that, in their opinion, the number of Registerable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registerable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registerable Securities to be included in such registration, then Synagro shall include in such registration, prior to the inclusion of any securities which are not Registerable Securities, the number of Registerable Securities requested to be included which, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registerable Securities owned by each such holder.

         Piggy-back Registrations. Whenever Synagro proposes to register any of its securities under the Securities Act (other than (i) pursuant to a Demand Registration, or (ii) in connection with registrations on Form S-4, S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registerable Securities (a "Piggyback Registration"), Synagro shall give prompt written notice to all holders of Registerable Securities of its intention to effect such a registration and shall include in such registration all Registerable Securities with respect to which Synagro has received written requests for inclusion therein within 20 days after the receipt of Synagro's notice. The Registration Expenses of the holders of Registerable Securities shall be paid by Synagro in all Piggyback Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of Synagro, and the managing underwriters advise Synagro in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to Synagro, then Synagro shall include in such registration (i) first, the securities Synagro proposes to sell, and (ii) second, all other securities (including the Registerable Securities) requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares owned by each such holder. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Synagro's securities other than holders of Registerable Securities, and the managing underwriters advise Synagro in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registerable Securities to be included in such registration, then Synagro shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and (ii) second, all other securities (including Registerable Securities) requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares owned by each such holder.

         Professional Services Agreement

         In connection with the transactions contemplated by the Purchase Agreement, Synagro and GTCR Fund entered into a Professional Services Agreement on January 27, 2000, whereby GTCR Fund agreed to provide certain management and financial services for Synagro. As consideration for such services, Synagro agreed that at the time of any purchase of convertible preferred stock under the Purchase Agreement, Synagro will pay GTCR Fund a placement fee equal to 0.5% of the amount paid to Synagro in connection with such purchase. The Professional Services Agreement will continue in effect until such time as GTCR Fund ceases to own at least 25% of the preferred stock issued under the Purchase Agreement. A copy of this Professional Services Agreement is attached hereto as Exhibit 2.7.

         Agreements Concerning Employment Rights

         On January 27, 2000, the Company and each of Ross M. Patten, Mark A. Rome, Alvin L. Thomas, II and J. Paul Withrow (collectively, the "Executives") entered into Agreements Concerning Employment Rights ("Employment Rights Agreements"), copies of which are attached hereto as Exhibits 2.8, 2.9, 2.10 and 2.12, respectively. Pursuant to the Employment Rights Agreements, each of the Executives waived all rights to the acceleration of stock options and all rights resulting from a change in control under their respective employment contracts, which may arise now or in the future in connection with the transactions contemplated by the Purchase Agreement, Subordinated Loan Agreement and Warrant Agreement. The Employment Rights Agreements also amended the employment contracts of each of the Executives to (i) increase the annual salary payable to each Executive ($225,000 per year to Mr. Patten, and $175,000 per year to Messrs. Rome, Thomas and Withrow), (ii) provide that each Executive shall be entitled to participate in an annual bonus pool, which shall provide for a bonus of up to 50% of base salary in the discretion of the board of directors, (iii) extend the term of employment for Messrs. Rome, Thomas and Withrow so that the remaining term is always 24 months, and (iv) amend the definition of "Change of Control" to conform with the Purchase Agreement, Subordinated Loan Agreement and Warrant Agreement and to exclude the transactions contemplated by such agreements.

         The Employment Rights Agreements provide that in the event that (i) Executive's employment is terminated by the Company for any reason other than Cause (as defined), death or disability, (ii) Executive terminates his employment with the Company for Good Reason (as defined), or (iii) a Change in Control occurs, then the Executive shall have the right to receive an option payment from the Company. In satisfying this obligation, the Company shall at its option (x) issue options to purchase a certain number registered shares of the Company's common stock ("Base Option Amount") at an exercise price of $2.50 per share, which shall be fully vested and non-transferable, and shall expire 90 days from the date of issue, (y) issue registered shares of the Company's common stock equal to the result of (A) the product of the Base Option Amount, multiplied by the fair market value per share of the Company's common stock less $2.50, divided by (B) the fair market value per share of the Company's common stock, or (z) a cash payment equal to the product of the Base Option Amount, multiplied by the fair market value per share of the Company's common stock less $2.50. The Base Option Amount for Mr. Patten is 950,000 shares, and the Base Option Amount for Messrs. Rome, Thomas and Withrow is 450,000 shares.

         Board Representation

         In accordance with the terms the Purchase Agreement and the Series D Certificate of Designation, Synagro increased the size of its board of directors from 4 to 5 members on January 27, 2000, and appointed David A. Donnini to fill such newly created directorship. At such time that GTCR Fund converts the shares of Series C Preferred Stock which it currently holds, Synagro will be obligated under the terms of the Purchase Agreement and the Series D Certificate of Designation to increase the size of its board of directors from 5 to 6 members, and GTCR Fund shall have the right to designate the person to fill such newly created vacancy.

         Equity issued by Company under Financings

         In connection with the financing on January 27, 2000, Synagro issued 17,358.824 shares of Series C Preferred Stock and 2,641.176 shares of Series D Preferred Stock to GTCR Fund for an aggregate purchase price of $20 million. Synagro also issued a Warrant (as defined below) for the purchase of 2,857.143 shares of Series D Preferred Stock to GTCR Capital in connection with the borrowing of $20 million under the Subordinated Loan Agreement, which Warrant was immediately exercised by GTCR Capital.

         In connection with the financing on February 4, 2000, Synagro issued
419.4 shares of Series C Preferred Stock to GTCR Fund for an aggregate purchase price of $419,400. Synagro also issued a Warrant for the purchase of 59.915 shares of Series C Preferred Stock to GTCR Capital in connection with the borrowing of $419,400 under the Subordinated Loan Agreement, which Warrant was immediately exercised by GTCR Capital.

         As of the date of this Current Report, GTCR Fund owns 17,778.224 shares of Series C Preferred Stock and 2,641.176 shares of Series D Preferred Stock, and GTCR Capital owns 59.915 shares of Series C Preferred Stock and 2,857.143 shares of Series D Preferred Stock. If all such shares of Series C Preferred Stock were converted into Series D Preferred Stock, and then all shares of Series D Preferred were subsequently converted, Synagro would be required to issue 9,334,583 shares of Common Stock, which would represent approximately 32.9% of the total outstanding shares of Synagro Common Stock.

Subordinated Debt Financing

         Terms of Subordinated Loan Agreement

         Pursuant to the terms of the Subordinated Loan Agreement, GTCR Capital agreed to provide up to $125 million in subordinated debt financing to fund acquisitions and for certain other uses, in each case as approved by the Board of Directors of Synagro and GTCR Capital. Prior to the date of this Current Report, Synagro has incurred $20,419,400 of indebtedness under the terms of the Subordinated Loan Agreement. Synagro may incur an additional $104,580,600 in indebtedness under the terms of the Subordinated Loan Agreement.

         If Synagro desires additional funds from GTCR Capital under the terms of the Subordinated Loan Agreement, Synagro shall submit a request to GTCR Capital specifying the proposed use. GTCR Capital is under no obligation to approve the request, and if it is denied, Synagro may proceed with an acquisition only if it is permitted under the covenants set forth in the Purchase Agreement (which also apply to the Subordinated Loan Agreement) and no GTCR Capital loan funds will be used for the acquisition. If, however, GTCR Capital approves the request, Synagro may borrow up to an additional $104,580,600 in subordinated indebtedness. In order to consummate a subsequent loan under the terms of the Subordinated Loan Agreement, the representations and warranties of Synagro set forth in the Subordinated Loan Agreement must be true and correct in all material respects. Further, no default or event of default may exist as of the date of such subsequent loan or would result from the consummation of the borrowings by Synagro under the Subordinated Loan Agreement. GTCR Fund shall have purchased (or will purchase concurrently with the funding of the subsequent loan) Preferred Stock from Synagro pursuant to the Purchase Agreement in an amount equal to the subsequent loan. Finally, GTCR Capital must receive standard closing documents in form and substance acceptable to GTCR Capital.

         The loans under the Subordinated Loan Agreement ("Loans") shall bear interest at a rate equal to 12% per annum on the unpaid principal amount thereof; provided, that upon an Event of Default (as defined below) and for so long as it is continuing, the interest rate on the unpaid principal amount of the Loans shall be 14%. Interest shall be payable with respect to the Loans, in arrears, on the last day of each quarterly period ending on March 31, June 30, September 30 and December 31, as applicable (provided that the initial interest payment shall be payable upon the next succeeding date), upon prepayment of the Loans and at the maturity of the Loans. The unpaid principal amount of the Loans plus all accrued and unpaid interest must be paid in full on January 27, 2008. The Subordinated Loan Agreement does permit Synagro to make prepayments on the loan, in full or in part, upon 30 days prior written notice; provided that any prepayment amount must be at least $1 million and in integrals of $250,000. The Subordinated Loan Agreement also requires that Synagro use certain proceeds from asset sales, debt issuances and equity issuances to prepay the Loans. The Loans are guaranteed by substantially all of the subsidiaries of Synagro. The Loans are evidenced by a promissory note.

         Warrant Agreement

         In connection with the Subordinated Loan Agreement, Synagro and GTCR Capital entered into the Warrant Agreement dated January 27, 2000 ("Warrant Agreement"), a copy of which is attached hereto as Exhibit 2.13. A copy of the Form of Warrant is attached hereto as Exhibit 2.14. Under the terms of the Warrant Agreement, Synagro is required to issue a warrant to purchase Preferred Stock ("Warrant") to GTCR in connection with any loan under the Subordinated Loan Agreement. The number of shares issuable upon the exercise of a Warrant is equal to the product of (A) the result of the fraction, the numerator of which is the dollar amount of the loans being made at the respective closing, and the denominator of which is the dollar value of the Preferred Stock being issued pursuant to the Purchase Agreement at such closing, and (B) the result of (i) the number of shares of Preferred Stock being issued pursuant to the Purchase Agreement, divided by 0.875, minus (ii) the number of shares of Preferred Stock being issued pursuant to the Purchase Agreement. Each Warrant is fully vested upon issuance, and is exercisable for a period of 10 years from the date of issuance. The exercise price is equal to $.01 per share. For a description of the Warrants issued by Synagro pursuant to the Warrant Agreement see the Section entitled "Equity Financing -- Equity Issued by Company in Connection with Financings."

         Monitoring Agreement

         In connection with the transactions contemplated by the Subordinated Loan Agreement, Synagro and GTCR Capital entered into a Monitoring Agreement on January 27, 2000 ("Monitoring Agreement") a copy of which is attached hereto as
Exhibit 2.15. Under the Monitoring Agreement, Synagro agreed that at the time of any financing under the Subordinated Loan Agreement, Synagro will pay GTCR Capital a monitoring fee equal to 0.5% of the aggregate amount of such financing. The Monitoring Agreement shall terminate upon the sale of Synagro or at such time as all loan obligations under the Subordinated Loan Agreement have been paid in full.

Senior Debt Financing

         Pursuant to the terms of the Senior Credit Agreement, Bank of America, N.A. and certain other lenders (the "Senior Lenders") agree to provide up to $110,000,000 in senior debt financing to fund acquisitions permitted by the Senior Credit Agreement, for working capital to refinance existing debt, for capital expenditures and for other general corporate purposes. As of the date of this Current Report, Synagro has borrowed $47,500,000 of indebtedness under the terms of the Senior Credit Agreement. The loan commitments under the Senior Credit Agreement are divided as follows:

               (i) Revolving Loans up to $10,000,000 outstanding at any one time available prior to July 27, 2006. Bank of America may make Swing Line Loans as a utilization of part of the Revolving Loan commitment, to be repaid and shared pro rata by all of the Senior Lenders.

               (ii) Term A Loans (which once repaid may not be reborrowed) of up to $40,000,000 available prior to April 27, 2000; provided, however, that Synagro must reserve $13,500,000 of availability under this commitment until the RESTEC Bonds have been paid in full or defeased; and provided further that if the RESTEC Bonds have not been paid or defeased prior to April 27, 2000, then the Term A Loans may only be used for such purpose up to June 26, 2000.

                  (iii) Term B Loan (which once repaid may not be reborrowed) of $30,000,000 made on the closing date.

                  (iv) Acquisition Loans up to $30,000,000 outstanding at any one time available on a revolving basis prior to January 27, 2001; provided, however, that lenders holding at least 66.6% of the total loan commitments must approve the acquisitions made with proceeds from the Acquisition Loans, provided, further, that certain financial ratios must be met before Synagro can borrow Acquisition Loans.

                  (v) Synagro has the ability to obtain up to $5,000,000 in letters of credit outstanding at any one time from the Senior Lenders as a subset of the Revolving Loans.

In addition to the foregoing, the obligation of the Senior Lenders to make any loan which would be used to finance the acquisition of Rehbein, Inc., Ecosystematics, Inc., AKH Water Management, Inc., Davis Water Analysis, Inc. or Whiteford Environmental, Inc. (the "Secondary Acquired Companies") is subject to the further condition that (1) Synagro has borrowed at least 15% of the total funds required for the acquisition and any previous acquisitions of a Secondary Acquired Company as subordinated loans pursuant to the Subordinated Loan Agreement, (2) Synagro has issued Series C and D Preferred Stock to GTCR Fund for a purchase price of at least 15% of the funds required for the acquisition and any previous acquisitions of Secondary Acquired Companies, and (3) Synagro meets certain financial ratios.

         Any funding of Senior Loans after the closing date is subject, in addition to the requirements set forth above, to the requirement that the representations and warranties of Synagro set forth in the Senior Credit Agreement must be true and correct in all material respects, that no default or event of default exists as of the date of such loan, that no litigation or other proceeding shall be pending or threatened which might have a material adverse effect, that no development shall have occurred in any existing litigation or proceeding which might have a material adverse effect, and that the Senior Lenders have received certain confirmatory documents in form and substance acceptable to the Senior Lenders confirming that Synagro is meeting all of its covenants, including financial covenants under the Senior Credit Agreement.

         The loans under the Senior Credit Agreement (the "Senior Loans") shall bear interest at a varying pricing schedule, as described in the Senior Credit Agreement. Upon the occurrence of an event of default, the interest rate applicable to each Senior Loan shall be increased by 2%. Interest shall be payable with respect to prime rate based loans on the last day of each calendar month and at the maturity of the Senior Loans. Interest shall be payable with respect to Eurodollar Loans on the last day of each interest period, but no less than once every three months, and at the maturity of the Senior Loans. The unpaid principal balance of the Senior Loans (other than the Revolving Loans) shall be payable in amounts and on the dates described in the Senior Credit Agreement. The Revolving Loans shall be repaid in full on July 27, 2006. The Senior Credit Agreement does permit Synagro to make prepayments on the Senior Loans, in full or in part provided that each prepayment of a Revolving Loan must be at least $100,000 or an integral thereof, and prepayments of all other Loans must be of at least $300,000 and in $100,000 integrals. Prepayments of Eurodollar Loans prior to the end of an interest period must be accompanied by payment of the losses to the Senior Lender caused by the prepayment.

         The Senior Loans are secured by all of the assets of Synagro and all of its subsidiaries, and are guaranteed by substantially all of the subsidiaries of Synagro.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Exhibit 2.1 Purchase Agreement, dated January 27, 2000, by and between Synagro Technologies, Inc. and GTCR Fund VII, L.P.

         Exhibit 2.2 Senior Subordinated Loan Agreement, dated January 27, 2000, by and among Synagro Technologies, Inc., certain subsidiary guarantors and GTCR Capital Partners, L.P.

         Exhibit 2.3 Amended and Restated Credit Agreement, dated January 27, 2000, by and among Synagro Technologies, Inc., Bank of America, N.A., Canadian Imperial Bank of Commerce, and certain other lenders.

         Exhibit 2.4 Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of Synagro Technologies, Inc.

         Exhibit 2.5 Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of Synagro Technologies, Inc.

         Exhibit 2.6 Registration Rights Agreement dated January 27, 2000, by and among Synagro Technologies, Inc., GTCR Fund VII, Inc. and GTCR Capital Partners, L.P.

         Exhibit 2.7 Professional Services Agreement, dated January 27, 2000, by and between Synagro Technologies, Inc. and GTCR Fund VII, L.P.

         Exhibit 2.8 Amendment Concerning Employment Rights, dated January 27, 2000, by and between Synagro Technologies, Inc. and Ross M. Patten.

         Exhibit 2.9 Amendment Concerning Employment Rights, dated January 27, 2000, by and between Synagro Technologies, Inc. and Mark A. Rome.

         Exhibit 2.10 Amendment Concerning Employment Rights, dated January 27, 2000, by and between Synagro Technologies, Inc. and Alvin L. Thomas, II.

         Exhibit 2.11 Employment Agreement, dated May 10, 1999, by and between Synagro Technologies, Inc. and J. Paul Withrow.

         Exhibit 2.12 Amendment Concerning Employment Rights, dated January 27, 2000, by and between Synagro Technologies, Inc. and J. Paul Withrow.

         Exhibit 2.13 Warrant Agreement, dated January 27, 2000, by and between Synagro Technologies, Inc. and GTCR Capital Partners, L.P.

         Exhibit 2.14      Form of Warrant.

         Exhibit 2.15 Monitoring Agreement, dated January 27, 2000, by and between Synagro Technologies, Inc. and GTCR Capital Partners, L.P.

         Exhibit 99.1 Press Release dated January 27, 2000, relating to the acquisition of New England Treatment Company, Inc., Residual Technologies, Limited Partnership, Fairhaven Residuals, Limited Partnership, NETCO-Waterbury Limited Partnership, NETCO-Residual Management, Limited Partnership, New Haven Residuals, Limited Partnership, Providence Soils, LLC, Fairhaven Residual Systems, Inc., NETCO-Connecticut, Inc., NETCO-Residuals Management Systems, Inc., NETCO-Waterbury Systems, Inc., New Haven Residual Systems, Inc., and Residual Technologies Systems, Inc.

         Exhibit 99.2 Press Release dated February 4, 2000, relating to the acquisition of Ecosystematics, Inc., AKH Water Management, Inc. and Davis Water Analysis, Inc.

SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SYNAGRO TECHNOLOGIES, INC.



Dated: February 17, 2000            By: /s/ J. Paul Withrow
                                        ---------------------------------------
                                         J. Paul Withrow, Executive Vice
                                         President and Chief Financial Officer

                                 EXHIBIT INDEX

EXHIBIT
NUMBER             DESCRIPTION
-------            -----------

  2.1              Purchase Agreement, dated January 27, 2000, by and between
                   Synagro Technologies, Inc. and GTCR Fund VII, L.P.

  2.2 Senior Subordinated Loan Agreement, dated January 27, 2000, by and among Synagro Technologies, Inc., certain subsidiary guarantors and GTCR Capital Partners, L.P.

  2.3              Amended and Restated Credit Agreement, dated January 27,
                   2000, by and among Synagro Technologies, Inc., Bank of
                   America, N.A., Canadian Imperial Bank of Commerce, and certain other lenders.

  2.4              Certificate of Designations, Preferences and Rights of Series
                   C Convertible Preferred Stock of Synagro Technologies, Inc.

  2.5              Certificate of Designations, Preferences and Rights of Series
                   D Convertible Preferred Stock of Synagro Technologies, Inc.

  2.6 Registration Rights Agreement dated January 27, 2000, by and among Synagro Technologies, Inc., GTCR Fund VII, Inc. and
                   GTCR Capital Partners, L.P.

  2.7 Professional Services Agreement, dated January 27, 2000, by and between Synagro Technologies, Inc. and GTCR Fund VII,
                   L.P.

  2.8              Amendment Concerning Employment Rights, dated January 27,
                   2000, by and between Synagro Technologies, Inc. and Ross M.
                   Patten.

  2.9              Amendment Concerning Employment Rights, dated January 27,
                   2000, by and between Synagro Technologies, Inc. and Mark A.
                   Rome.

  2.10             Amendment Concerning Employment Rights, dated January 27,
                   2000, by and between Synagro Technologies, Inc. and Alvin L.
                   Thomas, II.

  2.11             Employment Agreement, dated May 10, 1999, by and between
                   Synagro Technologies, Inc. and J. Paul Withrow.

  2.12             Amendment Concerning Employment Rights, dated January 27,
                   2000, by and between Synagro Technologies, Inc. and J. Paul
                   Withrow.

  2.13             Warrant Agreement, dated January 27, 2000, by and between
                   Synagro Technologies, Inc. and GTCR Capital Partners, L.P.

  2.14             Form of Warrant.

  2.15             Monitoring Agreement, dated January 27, 2000, by and between
                   Synagro Technologies, Inc. and GTCR Capital Partners, L.P.

  99.1 Press Release dated January 27, 2000, relating to the acquisition of New England Treatment Company, Inc., Residual
                   Technologies, Limited Partnership, Fairhaven Residuals,
                   Limited Partnership, NETCO-Waterbury Limited Partnership,
                   NETCO-Residual Management, Limited Partnership, New Haven
                   Residuals, Limited Partnership, Providence Soils, LLC,
                   Fairhaven Residual Systems, Inc., NETCO-Connecticut, Inc.,
                   NETCO-Residuals Management Systems, Inc., NETCO-Waterbury
                   Systems, Inc., New Haven Residual Systems, Inc., and Residual
                   Technologies Systems, Inc.

  99.2 Press Release dated February 4, 2000, relating to the acquisition of Ecosystematics, Inc., AKH Water Management,
                   Inc. and Davis Water Analysis, Inc.